As filed with the Securities and Exchange Commission on April 20, 2001


                                                       Registration Statement
                                                                No. 333-58504


==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO.1
                                      to
                   REGISTRATION STATEMENT ON FORM S-3 UNDER
                          THE SECURITIES ACT OF 1933


                          BEAR STEARNS DEPOSITOR INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                 13-4164633
    (State of incorporation)               (I.R.S. Employer Identification No.)

                                245 Park Avenue
                           New York, New York 10167
                                (212) 272-2000
                   (Address of principal executive offices)

                             Timothy Kelley Millet
                                245 Park Avenue
                           New York, New York 10167
                                (212) 272-2000
                          (Name of agent for service)

                                With a copy to:


    Ranada Fergerson, Esq.                      Cathy Kaplan, Esq.
    245 Park Avenue, 3rd Floor                  Brown & Wood LLP
    New York, New York  10167                   One World Trade Center
                                                New York, New York 10048


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                                 CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                 Proposed         Proposed
                                                                                  Maximum          Maximum
                        Title of                                Amount         Offering Price     Aggregate        Amount of
               Securities to Be Registered                to be Registered(1)    Per Unit*      Offering Price* Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Trust Certificates.....................................     $251,000,000(2)       100%         $251,000,000(2)   $62,750(2)
=================================================================================================================================
         *Estimated for the purpose of calculating the registration fee
-------------------------------------------------------------------------------------------------------------------


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


(1) This Registration Statement relates to the offering from time to time of $251,000,000 aggregate principal amount of Trust Certificates and to any resale of them in market making transactions by Bear Stearns & Co Inc. an affiliate of the Registrant, to the extent required.

(2) $1,000,000 of Trust Certificates are being carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $250 in connection with such unsold amount of Trust Certificates was paid previously under the foregoing Registration Statement.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Publicly Available Information

     In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security and will disclose where and how prospective purchasers of the certificates may obtain publicly available information about the obligor. Publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the applicable prospectus supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be specified in the applicable prospectus supplement.

     If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor, on behalf of the trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such issuer may be unavailable.


     Unless otherwise specified in the applicable prospectus supplement, in the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, the Depositor shall within a reasonable period of time (i) file periodic reports containing the information that such issuer(s) would otherwise file or (ii) instruct the trustee to distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders pursuant to the procedures set forth in the trust agreement or (iii) instruct the trustee to sell such Underlying Security or Securities and distribute the proceeds from such sale to the certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Concentrated Underlying Securities).


Other Deposited Assets

     The Depositor may deposit, assets other than the Underlying Securities, into a trust assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). To the extent described in the applicable prospectus supplement, the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, assets other than the Underlying Securities, assets as described above. The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

     Unless otherwise specified in the applicable prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

     As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit receive on the Underlying Securities is disproportionately more than the principal it is entitled to receive on the Underlying Securities, it could be argued that the certificates represent (a) an interest in the Underlying Securities that is not a stripped interest to the extent it represents a proportional amount of all the principal and interest on the Underlying Securities and (b) a stripped interest in the Underlying Securities to the extent of any additional interest to which it is entitled on the Underlying Securities. If a certificate represents in part a stripped interest and in part not a stripped interest, such interests will be treated as two separate items for tax purposes and a purchaser of certificates will be required to allocate its purchase price among the two items (as well as any other Deposited Assets) in proportion to their relative fair market values on the date of purchase.


     Tax Treatment of Certificates to the Extent They are Not Stripped Interests. To the extent a class of certificates does not represents a stripped interest in the Underlying Securities, each certificate owner will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its share of the gross income of the Trust, including interest and discount earned on the Underlying Securities, income derived from the other Deposited Assets held by the Trust, and any gain or loss upon collection or disposition of the Underlying Securities or other Deposited Assets. The portion of each monthly payment to a certificate owner that is allocable to principal on the Underlying Securities (other than amounts representing discount, as described below) will represent a recovery of capital, which will reduce the tax basis of such certificate owner's undivided interest in the Underlying Securities.


     To the extent that the portion of the purchase price of a certificate allocated to a certificate owner's undivided interest in a Underlying Security is greater than or less than the portion of the principal balance of the Underlying Security allocable to the certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. In determining whether a certificate owner has purchased its interest in the Underlying Securities at a premium or discount, a portion of the purchase price for a certificate will be allocated to (i) the other Deposited Assets (including any accrued interest thereon) held by the Trust and (ii) the accrued interest on the Underlying Securities at the time of purchase as though such accrued interest were a separate asset, thus, in each case, reducing the portion of the purchase price allocable to the certificate owner's undivided interest in the Underlying Securities (the "Allocated Purchase Price"). To the extent that the Allocated Purchase Price is less than the principal balance of an Underlying Security, the certificate owner's interest in such Underlying Security will be treated as purchased at a "market discount." The market discount on a Underlying Security will, however, be considered to be zero if it is less than a statutorily defined de minimis amount. Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the certificate owner's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium."

     For example, if the Allocated Purchase Price paid by a certificate owner who purchases a certificate in the initial public offering were equal or almost equal to the portion of the principal balance of the Underlying Security that is allocable to the certificate, there would be no significant amount of discount or premium with respect to its interest in such Underlying Security. Moreover, if the total purchase price of a certificate is equal to the principal amount of the Underlying Securities allocable to the certificate, because a portion of such purchase price will be allocated to the other Deposited Assets of the Trust, in the aggregate a certificate owner's interest in the Underlying Securities will have been purchased at a discount.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of an Underlying Security or upon the sale or other disposition of a certificate, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deduction attributable to any indebtedness treated as incurred or continued to purchase or carry an Underlying Security (or a certificate) must be deferred. The ordinary income treatment on principal payments and dispositions and deferral of interest deductions described in the preceding sentence will not apply if a certificate owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the certificate. Any such election will also apply to all debt instruments held by the certificate owner during the year in which the election is made and all debt instruments acquired thereafter. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation.


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                                                              TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus
Supplement........................................................................................................1
Where You Can Find More Information...............................................................................2
Incorporation of Certain Documents By Reference...................................................................2
Reports to Certificateholders.....................................................................................2
Risk Factors......................................................................................................3
The Depositor.....................................................................................................6
Use of Proceeds...................................................................................................7
Formation of the Trust............................................................................................7
Maturity and Yield Considerations.................................................................................8
Description of the Certificates...................................................................................9
Description of Deposited Assets and Credit Support...............................................................23
Description of the Trust Agreement...............................................................................33
Currency Risks...................................................................................................41
Certain United States Federal Income Tax Consequences............................................................43
Erisa Considerations.............................................................................................48
Underwriting.....................................................................................................50
Legal Matters....................................................................................................51


                      WHERE YOU CAN FIND MORE INFORMATION

     Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust, reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.


     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Bear Stearns Depositor Inc., 245 Park Avenue, New York, New York 10167, (212) 272 2000.


                         REPORTS TO CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates are issued, unaudited reports containing information concerning the related trust will be prepared annually by the related trustee and sent on behalf of the related trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. If definitive certificates are issued, such reports will be prepared by the related trustee and sent on behalf of the related trust directly to the certificateholders in accordance with the trust agreement. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." Such reports will not constitute financial statements prepared in accordance with to purchase Underlying Securities (as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the trustee may dispose of the Deposited Assets prior to maturity. The applicable prospectus supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement Without Unanimous Consent

     The applicable prospectus supplement may indicate that the trust agreement may be amended or otherwise modified with less than unanimous consent of the certificateholders (in no event, however, will the percentage required for consent be less than a majority). Any such amendment or other modification could have a material adverse effect on those certificateholders of the relevant series that do not consent to such amendment or other modification. However, the trust agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to certificateholders of a series (or class within such series) may become effective only with the consent of each affected certificateholder of that series (or class within such series) and that, if so specified in the applicable prospectus supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the certificates of a series (or class within such series) by a rating agency would require the consent of all of the certificateholders of that series (or class within such series).

General Unavailability of Optional Exchange

     Although the applicable prospectus supplement for a series of certificates may designate that series as an Exchangeable Series and may state that a certificateholder may exchange certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related trust, any such Optional Exchange Right will be exercisable only if the exercise of that right
(i) would not affect the trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and (ii) would not affect the characterization of the trust as a "grantor trust" under the Code. See "Description of the Certificates--Optional Exchange." Accordingly, the Optional Exchange Right described in this prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the applicable prospectus supplement will be available only to the Depositor, Bear Stearns, the trustee and their respective affiliates and designees. Other certificateholders generally will not be able to exchange their certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of certificates of the applicable Exchangeable Series outstanding.

                            ----------------------

     The accompanying prospectus supplement for each series of certificates will specify information regarding additional risk factors, if any, applicable to such series (and each class within such series).

                                 THE DEPOSITOR


     Bear Stearns Depositor Inc., a Delaware corporation, is an indirect, wholly owned, limited purpose subsidiary of The Bear Stearns Companies Inc. The principal office of the Depositor is located in 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272 2000.


     The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the four highest categories available by any rating agency rating the series. Formation of a grantor trust will not relieve the Depositor of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, the Depositor may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

     The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

     Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The following is a general discussion of the material federal income tax consequences of the purchase, beneficial ownership and disposition of a Certificate purchased at initial issuance and held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase a certificate. Such consequences generally will depend on the terms of the specific certificate and the assets collateralizing or otherwise supporting such certificate. Except as otherwise noted, this discussion deals only with an owner of a certificate that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or any State (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantive decisions (each, a "U.S. Holder").


     This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. It does not deal with all federal tax consequences applicable to a holder of certificates in light of such holder's particular circumstances. In particular, it does not discuss all the tax consequences that may be relevant to certain categories of investors subject to special rules such as certain financial institutions, insurance companies and dealers, investors who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," and investors that have a "functional currency" other than the U.S. dollar.

     Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences applicable to them of the purchase, ownership and disposition of the certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

     The Trust will be provided with an opinion of Brown & Wood LLP, special federal tax counsel to Bear Stearns Depositor Securities, Inc. ("Federal
Tax Counsel") regarding certain federal income tax matters discussed below. Further, the tax consequences arising from the ownership of any series of certificates with special characteristics will be set forth in the applicable Prospectus Supplement and a legal opinion of Federal Tax Counsel will be filed with the Commission in connection with each such series of certificates. In such opinion, Federal Tax Counsel will opine as to the tax disclosure regarding the certificates specified in this Prospectus and the applicable prospectus supplement. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.


Tax Status of Trust as a Grantor Trust

     The following discussion assumes that the trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, each certificate owner will be treated as the owner of a pro rata undivided interest in the Deposited Assets in the Trust for federal income tax purposes.

     If the trust will be classified for federal income tax purposes as an entity other than a grantor trust, the applicable prospectus supplement will contain a description of the material federal income tax consequences to investors of the purchase, beneficial ownership and disposition of interests in the trust.

Income of Certificate Owners

     In General. Each U.S. Holder of a certificate will be subject to federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such certificate, and as if it paid directly its share of expenses paid by the trust. Except as described below, a U.S. Holder would report its share of the income of the trust under its usual method of accounting. Because the payments collected on the Underlying Securities generally are paid to U.S. Holders in the following month, the amounts includible in a U.S. Holder's gross income attributable to the Underlying Securities during any calendar month will not equal the amounts distributed in that month.

     A U.S. Holder will allocate the amount it pays for its certificate among the Underlying Securities, the interest accrued on the Underlying Securities that are treated as debt for federal income tax purposes (the "Underlying Debt Securities") and the Deposited Assets in the Trust other than the Underlying Debt Securities (the "Other Deposited Assets") allocable to such certificate, in proportion to their relative fair market values on the date of purchase of the certificate. A U.S. Holder would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

     This discussion assumes that the trust will be treated as a grantor trust for federal income tax purposes. Should the trust be treated as an entity other than a grantor trust for federal income tax purposes, the applicable prospectus supplement will contain a description of the material federal income tax consequences to investors of the purchase, beneficial ownership and disposition of interests in the Trust.

     Underlying Debt Securities. Except as provided below, each U.S. Holder of a certificate will be required to report on its federal income tax return its pro rata share of the stated interest that is unconditionally payable at least annually at a single fixed rate ("qualified stated interest") on the Underlying Debt Securities in accordance with its regular method of accounting.

     Original Issue Discount. The Underlying Debt Securities may have originally been sold with original issue discount ("OID"). As provided in the Code and the applicable regulations (the "OID Regulations"), OID is the excess of the "stated redemption price" of a note (generally, the sum of all payments on the note other than qualified stated interest) over its "issue price" (generally, the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of such Underlying Debt Securities has been sold).

     An Underlying Debt Security issued with a de minimis amount of OID (i.e., one-quarter of one percent of the stated redemption price multiplied by the number of complete years to its maturity) is not treated as having been issued with OID. A U.S. Holder having an interest in an Underlying Debt Security with a de minimis amount of OID

U.S. Holder generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the Underlying Debt Security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. Holder makes the election under Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the certificateholder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the Service. If such an election is not made, such U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Underlying Debt Security.

     Election to Treat All Interest as OID. Any U.S. Holder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an unstripped or stripped interest using the constant yield method described above, treating the instrument as having been issued on the U.S. Holder's acquisition date at an issue price equal to such owner's adjusted basis with no interest payments being qualified stated interest. Such an election with respect to a unstripped or stripped interest having amortizable bond premium or market discount would constitute, respectively, an election to apply the market discount rules or bond premium rules with respect to all other debt instruments with market discount or amortizable bond premium, as the case may be, of such U.S. Holder.


Other Deposited Assets

     The applicable prospectus supplement will contain a summary of the material federal income tax consequences to a U.S. Holder of the Deposited Assets other than Underlying Debt Securities held by the trust.


     Modification or Exchange of Deposited Asset. Depending upon the circumstances, it is possible that a modification of the terms of a Deposited Asset, or a substitution of other assets for the Deposited Asset following a default on the Deposited Asset, would be a taxable event to U.S. Holders on which they would recognize gain or loss.

     Foreign Tax Credits. Any foreign income taxes withheld from payments to the trust will be includible in the income of U.S. Holders and will likewise be deductible to U.S. Holders, or, alternatively, U.S. Holders may be eligible for a U.S. foreign tax credit subject to various limitations.

     Deductibility of Trust's Fees and Expenses. In computing its federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees paid or incurred by the Trust as provided in
Section 162 or 212 of the Code and any allowable amortization deductions with respect to certain other assets of the Trust. If a U.S. Holder is an individual, estate or trust, this deduction of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

     Sale, Exchange, Disposition or Retirement of a Certificate. Upon the sale, exchange or other disposition of a certificate, or upon the retirement of a certificate, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. Holder's tax basis in the certificate. A U.S. Holder's tax basis for determining gain or loss on the disposition or retirement of a certificate will be the cost of such certificate to such holder, increased by the amount of OID and any market discount includible in such holder's gross income with respect to an Underlying Debt Security, and decreased by the amount of any payments under an Underlying Debt Security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

     Gain or loss upon the disposition or retirement of a certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the certificate has been held for more than one year.

     Backup Withholding. Payments made on the certificates and proceeds from the sale of the certificates generally will not be subject to a "backup" withholding tax of 31% unless, in general, the U.S. Holder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

Foreign Certificateholders

     Withholding at the Source. To the extent that amounts paid to a certificateholder that is not a U.S. Holder (a "Foreign Certificateholder") are treated as U.S. source interest with respect to Underlying Debt Securities originated after July 18, 1984, such amounts generally will not be subject to U.S. withholding tax, provided that such Foreign Certificateholder (i) fulfills certain certification requirements, (ii) the Foreign Certificateholder does not actually or constructively own 10% or more of the capital or profits of, or 10% or more of the combined voting power of the stock of, the issuer of an Underlying Debt Security; (iii) the Foreign Certificateholder is not a controlled foreign corporation related to the issuer of an Underlying Debt Security within the meaning of Code section 864(d)(4); and (iv) the Foreign Certificateholder is not a bank receiving interest pursuant to a loan agreement with the issuer of an Underlying Debt Security entered into in the ordinary course of its trade or business. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States Person" and provide its name and address.

     A Foreign Certificateholder that does not have certain present or former connections with the United States (e.g., holding a certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a certificate.


     The applicable prospectus supplement will contain a summary of the material federal income tax consequences to a Foreign Certificateholder of the Deposited Assets other than Underlying Debt Securities held by the trust.


     Information Reporting and Backup Withholding. Payments made on the Deposited Assets and proceeds from the sale of the certificates will not be subject to a "backup" withholding tax of 31 percent unless, in general, the Foreign Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR SITUATION. CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER THE TAX LAWS OF THE UNITED STATES, STATES, LOCALITIES, COUNTRIES OTHER THAN THE UNITED STATES AND ANY OTHER TAXING JURISDICTIONS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets by reason of a plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's general fiduciary standards, before investing in a certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

     An investment in certificates by a Plan might result in the assets of the trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the trust, might be prohibited transactions under ERISA and the Code. Under Section 2510.3-101 of the United States

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:


SEC Registration Fee........................               $62,500.00
Trustee's Fees and Expenses.................               $12,000.00
Printing and Engraving......................               $60,000.00
Legal Fees and Expenses.....................              $200,000.00
Blue Sky Fees...............................               $12,500.00
Accounting Fees and Expenses................               $40,000.00
Rating Agency Fees..........................              $100,000.00
Miscellaneous...............................               $20,000,00


Total.......................................              $507,000.00
                                                          ===========

---------------
* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of Securities registered hereby.

**   To be filed by amendment.

     Item 15.  Indemnification of Directors and Officers.

     Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

     The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.     Exhibits.

     (a)     Financial Statements:

             None.

     (b)     Exhibits:


     1.1     Form of Underwriting Agreement.
     3.1 Certificate of Incorporation of the Bear Stearns Depositor Inc., as currently in effect.

     3.2     By-laws of Bear Stearns Depositor Inc., as currently in effect.
     4.2     Form of Trust Agreement.
     5.1     Opinion of Brown & Wood LLP as to legality of the Securities*.
     8.1     Opinion of Brown & Wood LLP as to certain tax matters*.
     23.1 Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto)*.
     24.1    Power of Attorney*.
     25.1(a) Statement of Eligibility of Trustee**.

---------------
*    Incorporated by reference to S-3 Registration Statement filed
     April 6, 2001.
**   To be filed by amendment



Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 20th day of April, 2001.


                                BEAR STEARNS DEPOSITOR INC.


                                By:  /s/ Ralph R. Cioffi
                                     --------------------------------
                                     Name:   Ralph R. Cioffi
                                     Title:  Executive Vice President




Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                      Title                  Date

 /s/ Ralph R. Cioffi              Director, Executive       April 20, 2001
 --------------------------       Vice President
     Ralph R. Cioffi


           *
---------------------------       Director, Chief           April 20, 2001
  Timothy Kelley Millet           Executive Officer,
                                  President

           *
--------------------------        Director, Executive       April 20, 2001
   Timothy A. O'Neill             Vice President and
                                  Secretary

    *By Ralph R. Cioffi
     Attorney-in-fact